Deutsche Telekom

                                                                          [LOGO]

DR. MANFRED BALZ
General Counsel
Senior Executive Vice President
Deutsche Telekom AG

Deutsche Telekom AG                                                June 25, 2003
Friedrich-Ebert-Allee 140
53113 Bonn
Federal Republic of Germany

Ladies and Gentlemen:

         I am the General Counsel of Deutsche Telekom AG, Bonn, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal
Republic of Germany (the "Deutsche Telekom"), and in that capacity I am familiar with Deutsche Telekom's Registration Statement on Form S-8 (the "Registration
Statement"), to be filed with the Securities and Exchange Commission in connection with the registration, under the Securities Act of 1933, as amended
(the "Securities Act"), by Deutsche Telekom of an aggregate of 141,130 of its ordinary shares (the "Shares") which will be issued to satisfy the exercise of options awarded pursuant to the Deutsche Telekom AG Stock Option Plan (the
"Plan").

         1. In connection with this opinion letter, I have examined the originals or copies certified or otherwise identified to my satisfaction of the
Registration Statement and such other records, documents, certificates, agreements, or other instruments and have made such other inquiries, all as I deemed necessary to enable me to render the opinions expressed below.

         2. In rendering the opinion expressed below, I have relied, without independent verification, upon the following assumptions:

         i. the authenticity of all documents submitted to me as originals;

         ii. the conformity with their respective original documents of all documents submitted to me as photocopies and the authenticity of the originals of such photocopied documents;

2

         iii. the genuineness of all signatures on all documents submitted to me;

         iv. that the parties other than Deutsche Telekom executing all such documents submitted to me had full power, authority and legal right to enter into and perform the terms and conditions of such documents on their respective parts, and that such documents are enforceable against such parties other than
Deutsche Telekom in accordance with their respective terms;

         v. that any natural person signing any agreement, instrument or other document was legally competent at the time of execution;

         vi. that any natural person signing any agreement, instrument or other document not on its own behalf but for and on behalf of another natural or legal person other than Deutsche Telekom has validly and enforceably bound such natural or legal person to the respective agreement, instrument or other document; and

         vii. that in cases where the execution of a document by a natural person acting for and on behalf of a natural or legal person other than Deutsche
Telekom affected the disposition of property, the power to make such disposition was not limited by applicable public or private law.

         3. Based on the foregoing, and subject to the limitations described below, I am of the opinion that the Shares, when issued to satisfy the exercise of options, will have been duly authorized and validly issued and will be fully paid and non-assessable.

         4. The opinion expressed above is subject to the following limitations:

         i. The opinion is subject to the laws of the Federal Republic of
Germany, and I express no opinion as to the laws of any other jurisdiction.

         ii. The opinion is based on facts existing on the date hereof of which
I am aware and the opinion set forth herein shall not be deemed to relate to facts and conditions prevailing, or laws and regulations in effect, at any time after the date hereof.

         This opinion is delivered to you for your use solely in connection with the Registration Statement and may not be used for any other purpose without my prior written consent. I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to myself in the Registration
Statement. In giving this consent, however, I do not admit that I am a member of that class of persons whose consent is required under Section 7 of the
Securities Act and the rules and regulations of the Commission thereunder.

                                                    Very truly yours,

                                                    s/ Manfred Balz
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